Registration No. 33-_____
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PEOPLES BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

            South Carolina                                     57-09581843
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                         Identification No.)

               1818 East Main Street, Easley, South Carolina 29640
              (Address of principal executive offices and zip code)

                          PEOPLES BANCORPORATION, INC.
                             2004 STOCK OPTION PLAN
                              (Full title of Plan)

                    William B. West                                          Copies to:
               Executive Vice President                             George S. King, Jr., Esquire
             Peoples Bancorporation, Inc.                          Suzanne Hulst Clawson, Esquire
                 1818 East Main Street                             Haynsworth Sinkler Boyd, P.A.
             Easley, South Carolina 29640                    1201 Main Street, 22nd Floor (29201-3226)
        (Name and address of agent for service)                  Post Office Box 11889 (29211-1889)
                                                                      Columbia, South Carolina
                    (864) 859-2265
             (Telephone number, including
           area code, of agent for service)                                (803) 779-3080


                                                     Calculation of Registration Fee
                                                     -------------------------------
                                                                                        Proposed
                                                         Proposed maximum                maximum
   Title of securities           Amount to be                 offering              aggregate offering              Amount of
    to be registered             Registered(1)             price per share(2)            price(2)               registration fee
    ----------------             -------------             ------------------            --------               ----------------
Common Stock,
no par value                    307,125 shares                 $22.00                  $6,756,750.00                 $856.08

(1) This registration statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on December 6, 2004.

                                                         Exhibit Index on page 6

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to persons chosen to participate in the Peoples Bancorporation, Inc. 2004 Stock Option Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference herein the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

         (c) The Registrant's Current Report on Form 8-K filed September 20, 2004; and

         (d) The description of the Registrant's common stock contained in the Registrant's Form 8-A, File No. 000-20616, filed April 28, 1998, as amended in Registrant's Form 8-K, filed September 20, 2004, and in any subsequent amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article Twelve of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify any person who (i) is or was a director, officer, employee, or agent of the Registrant or (ii) while a director, officer, employee, or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the South Carolina Business Corporation Act of 1988 (the "Corporation Act"). The Registrant may indemnify any person to such further extent as permitted by law.

         Article Thirteen of the Registrant's Articles of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by applicable law, Article Thirteen shall not eliminate or limit the liability of a director (i) for the breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve


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

gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed under Section 33-8-330 of the Corporation Act, or (iv) for any
transaction from which the director derives an improper personal benefit. Article Thirteen further provides that, if applicable law is amended to authorize corporate action further eliminating or limiting liability of directors, then the liability of each director of the Registrant shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of Article Thirteen, nor the adoption of any provision of the Articles of Incorporation inconsistent with Article Thirteen shall eliminate or reduce the effect of Article Thirteen in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         Under the Corporation Act, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not provide otherwise. The provisions of the Corporation Act which deal with indemnification are codified at Sections 33-8-500 through -580 of the Code of Laws of South Carolina 1976, amended.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4      Peoples Bancorporation, Inc. 2004 Stock Option Plan

         5      Opinion of Haynsworth Sinkler Boyd, P.A.

         23.1   Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)

         23.2   Consent of Elliott Davis LLC

         24     Power of Attorney (included on signature page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if,


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

in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina on December 8, 2004.

         Peoples Bancorporation, Inc.

              s/R. Riggie Ridgeway
         By:----------------------------------------------
              R. Riggie Ridgeway
              President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on December 8, 2004.

              s/Robert E. Dye, Jr.
         By: ----------------------------------------------
              Robert E. Dye, Jr.
              Senior Vice President and Chief Financial Officer
              (Principal Financial and Principal Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. West and Robert E. Dye, Jr., jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2004.

Signature                                    Title

s/Garnet A. Barnes                           Director (Chairman)
-------------------------------------
Garnet A. Barnes

s/James A. Black, Jr.                        Director
-------------------------------------
James A. Black, Jr.

s/William A. Carr                            Director
-------------------------------------
William A. Carr

s/Charles E. Dalton                          Director
-------------------------------------
Charles E. Dalton

s/Robert E. Dye, Jr.                         Senior Vice President,
-------------------------------------        Chief Financial Officer
Robert E. Dye, Jr.                           and Director

s/W. Rutledge Galloway                        Director
-------------------------------------
W. Rutledge Galloway

s/David C. King                              Director
-------------------------------------
David C. King

s/Andrew M. McFall, III                      Director
-------------------------------------
Andrew M. McFall, III

s/E. Smyth McKissick, III                    Director
-------------------------------------
E. Smyth McKissick, III

s/Eugene W. Merritt, Jr.                     Director
-------------------------------------
Eugene W. Merritt, Jr.

s/George B. Nalley, Jr.                      Director
-------------------------------------
George B. Nalley, Jr.

s/Larry D. Reeves                            Director
-------------------------------------
Larry D. Reeves
s/R. Riggie Ridgeway                         President, Chief
-------------------------------------        Executive Officer and
R. Riggie Ridgeway                           Director

s/Nell W. Smith                              Director
-------------------------------------
Nell W. Smith

s/A. J. Thompson, Jr., M. D.                 Director
-------------------------------------
A. J. Thompson, Jr., M. D.

s/William B. West                            Executive Vice
-------------------------------------        President
William B. West                              and Director

                                  EXHIBIT INDEX

EXHIBIT

  4             Peoples Bancorporation, Inc. 2004 Stock Option Plan

  5             Opinion of Haynsworth Sinkler Boyd, P.A.

  23.1          Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)

  23.2          Consent of Elliott Davis LLC

  24            Power of Attorney (included on signature page)










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